Exhibit 99.1

Execution version

UNION FEDERAL SAVINGS BANK

Loan Purchase and Sale Agreement

This Loan Purchase and Sale Agreement (this “Agreement”), by and between UNION FEDERAL SAVINGS BANK, a federal savings bank organized under the laws of the United States and having a principal office located at 1565 Mineral Spring Avenue, North Providence, RI 02904 (“Bank”), and Wells Fargo Bank, N.A., a national banking association having a principal place of business at 550 California Street, San Francisco, CA 94104 (“Purchaser”), is made as of October 13, 2009;

W I T N E S S E T H:

WHEREAS, Bank has made private education loans under the Loan Programs (as defined in Section 1); and

WHEREAS, in exchange for the Loan Sale Consideration (as defined in Section 1), Bank has agreed to sell the Loans (as defined in Section 1) to Purchaser.

NOW, THEREFORE, in consideration of these presents and the covenants contained herein, the parties hereto hereby agree as follows:

I.                                         Definitions.Capitalized terms used herein without definition have the meanings set forth in the applicable Program Guidelines (hereinafter defined).

“Affiliate” shall mean, as to any person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such person.  A person shall be deemed to control another person if the controlling person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of the other person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Applicable Laws” shall mean all local, state, and federal statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees, as amended, applicable to the advertising, marketing, origination, disbursing, disclosing, holding, servicing, recordkeeping, transferring, assigning, accounting, reporting and collecting of the Loans as in effect prior to the Purchase Date (hereinafter defined), including without limitation the Truth-in-Lending Act, the Federal Reserve Board’s Regulation Z, Equal Credit Opportunity Act, the Federal Reserve Board’s Regulation B, the Federal Fair Debt Collection Practices Act, the Fair Credit Reporting Act, the Fair and Accurate Transactions Act, the Electronic Signatures in Global and National Commerce Act, Title V of the Federal Gramm-Leach-Bliley Act, Pub. L. 106-102 (including all implementing regulations promulgated thereunder), Section 326 and Section 352 of the U.S. Patriot Act, the Office of Foreign Assets Control requirements, the CAN-SPAM Act of 2003, and all other applicable state and federal nondiscrimination, truth-in-lending, usury, consumer credit, consumer protection, credit opportunity laws, and consumer privacy acts, rules, regulations and requirements.

“Bank” shall have the meaning set forth in the preamble.

“Business Day” shall mean any day other than: (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of Rhode Island are required or authorized by law or executive order to be closed.

“Customer Information” shall mean all data, information, records, correspondence, reports or other documentation relating to and identified with Eligible Borrowers of Loans, including without limitation, Loan Documents.

“Cut-off Date” shall mean September 30, 2009.

“Credit Agreements” shall mean credit agreements or other forms of consumer debt instruments, evidencing the Loans.

“Debtor Relief Laws” shall mean any and all applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws and usual principles of equity affecting the rights of creditors generally from time to time in effect in any state or under the laws of the United States.

“Disclosing Party” shall mean the party disclosing Proprietary Information, together with its Affiliates and their respective directors, officers, employees, attorneys, accountants, agents or advisors.

“Disclosure Schedule” shall mean the disclosure schedule delivered by Bank to Purchaser and attached hereto as Schedule III.

“Eligible Borrower” shall mean any obligor, and “Eligible Borrowers” means all obligors, on a Loan who is/are eligible under the Program Guidelines and Applicable Law to be an obligor of the Loan.

“Initial Loan Sale Consideration” shall mean the sum of (a) 0.52 times the aggregate Principal Balance of the Loans set forth on Schedule I hereto on the Cut-off Date plus (b) 0.50 times the aggregate Principal Balance of the Loans set forth on Schedule II hereto on the Cut-off Date.

“Loan” shall mean each of the loans set forth on Schedule I and Schedule II hereto.

“Loan Documents” shall mean, with respect to a Loan, all Loan-specific documents and records, including without limitation the original executed Credit Agreement containing no blank spaces and no alterations or modifications of any kind in the loan terms and conditions, and no alterations or modifications of loan application data or Loan Program information except as initialed by the borrower and cosigner, as applicable, and bearing an unaltered original borrower signature (in ink, by facsimile or in any other legally valid electronic or digital form), the original of any addenda to such Credit Agreement, the loan application if separate from the Credit Agreement, the Truth-in-Lending disbursement disclosure, evidence of loan disbursement, documentation substantiating eligibility for any changes in status, a detailed payment history, all other documentation relating to the history of the Loan prior to the sale hereunder, and computer records related to the Loan.

“Loan Program” shall mean the Astrive Student Loan Program, Laurel Collegiate Loan Program or Monticello Student Loan Program, as applicable.

“Loan Repurchase Consideration” shall mean (a) for any Loan listed on Schedule I hereto, an amount equal to (i) 0.52 times (ii) the Principal Balance of such Student Loan on the date of such repurchase plus, (iii) any reasonable deconversion, record return and similar servicer fees and expenses actually incurred by Purchaser solely as a result of the repurchase of such Loan by Bank and (b) for any Loan listed on Schedule II hereto, an amount equal to (i) 0.50 times (ii) the Principal Balance of such Student Loan on the date of such repurchase plus, (iii) any reasonable deconversion, record return and similar servicer fees and expenses actually incurred by Purchaser solely as a result of the repurchase of such Loan by Bank.

“Loan Sale Consideration” shall mean the sum, payable in accordance with Section 2.03, of (a) 0.52 times the aggregate Principal Balance of the Loans set forth on Schedule I hereto on the Purchase Date plus (b) 0.50 times the aggregate Principal Balance of the Loans set forth on Schedule II hereto on the Purchase Date.

“Participating Institution” shall mean an educational institution approved for receipt of Loan funds.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, or any federal, state, county or municipal government or any political subdivision thereof.

“PHEAA” shall mean the Pennsylvania Higher Education Assistance Agency, a public corporation and government instrumentality organized under the laws of the Commonwealth of Pennsylvania, and having an address at 1200 North Seventh Street, Harrisburg, PA 17102.

“Principal Balance” shall mean, with respect to any Loan, the original principal amount of such Loan, including capitalized interest, and capitalized origination fees charged to and payable by the borrower or cosigner, as applicable, plus accrued but unpaid interest thereon (to the extent not previously capitalized) less payments of principal made by or on behalf of the borrower or cosigner, as applicable, of such Loan.

“Program Guidelines” shall mean the program guidelines of a Loan Program as in effect on the date of this Agreement.

“Proprietary Information” shall mean all information, knowledge or data, in any form or media, including forecasts, records, Loan Program parameters, Loan data, marketing data, default and recovery statistics, risk management strategies, recovery strategies, financial information and projections, strategic insights or plans, statistical models, proposals, plans, procedures, proprietary programs or initiatives, methods of operation and such other trade secrets or information as has been, or may be, supplied by or on behalf of the respective parties hereto (whether by written, oral or electronic transmission) which is not generally ascertainable from public or published information, including without limitation any of the same relating to any Affiliate of such parties, except for information, knowledge or data which:

(a)           is generally known to the public at the time of disclosure or which, after disclosure, becomes generally known to the public through publication or otherwise through no fault of the Receiving Party;

(b)           is in the Receiving Party’s possession at the time of disclosure otherwise than as a result of the Receiving Party’s breach of any legal obligation;

(c)           becomes known to the Receiving Party through disclosure by a source other than Disclosing Party, provided that such source was not, to the knowledge of the Receiving Party, breaching any confidentiality obligation; or

(d)           is developed independently by the Receiving Party without reference to Proprietary Information received from the Disclosing Party, which the Receiving Party can show by contemporaneous records.

“Purchase Date” shall mean the date on which the last of the conditions specified in Section 3.01 of this Agreement has been satisfied, or such other date as Bank and Purchaser shall mutually agree.

“Purchaser” shall have the meaning set forth in the preamble.

“Receiving Party” shall mean the party receiving Proprietary Information, together with its Affiliates and their respective directors, officers, employees, attorneys, accountants, agents or advisors.

“Servicer” shall mean and refer to PHEAA.

“Servicing Agreement” shall refer to the Servicing Agreement between Servicer and Bank, dated April 20, 2007, with respect to servicing of each of the Loans, as amended from time to time.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

II.                                     Agreement for Purchase and Sale of Loans.

2.01.                        Purchase and Sale. Bank and Purchaser hereby agree on the date hereof that Bank shall sell the Loans to Purchaser, and Purchaser shall purchase the Loans from the Bank, on the Purchase Date upon and subject to the terms and conditions of this Agreement.

2.02.                        Loan Information.  Bank will cause Servicer to provide to Purchaser the information with respect to the Loans contained in (a) PHEAA’s MR-50 and MR-53 reports by no later than the Purchase Date and (b) PHEAA’s 3675 report by no later than one Business Day after the Purchase Date, which reports shall be provided in electronic media in Servicer’s standard format.

2.03.                        Consideration.  On the Purchase Date, Bank shall sell, assign and convey the Loans to Purchaser, in consideration of the Loan Sale Consideration, which shall be payable as follows:

(a)                                  no later than 12:00 p.m. Central Time on the Purchase Date, Purchaser shall pay Bank by wire transfer of immediately available funds to an account designated by Bank an amount equal to the Initial Loan Sale Consideration; and

(b)                                 no later than 10 Business Days following Purchase Date, (i) Purchaser shall remit to Bank by wire transfer of immediately available funds to an account designated by Bank the amount, if any, by which the Loan Sale Consideration exceeds the Initial Loan Sale Consideration and (ii) Bank shall remit to Purchaser by wire transfer of immediately available funds to an account designated by Purchaser the amount, if any, by which the Initial Loan Sale Consideration exceeds the Loan Sale Consideration.

III.                                 Procedures and Conditions for Transfer; Closing.

3.01.                        Conveyances of Loans; Conditions to Purchase.

(a)                                  On the Purchase Date, Bank shall, pursuant to the terms hereof, sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse, all right, title and interest of Bank in and to:

(i)            The Loans (as supplemented by PHEAA’s Loan Sale Report available via PageCenter on the Purchase Date), including the underlying Credit Agreements and Loan Documents; provided, however, that Bank shall be entitled to retain copies of all Loan Documents and Customer Information for any purpose specified in, and subject to the requirements and restrictions of, Section 9.03 of this Agreement and any duly adopted document retention policy of Bank or its Affiliates; provided further that, except to the extent required under Applicable Law, nothing in this Agreement shall require Bank to destroy or delete copies of any Loan Documents, Customer Information or any computer models, databases, electronic files or other electronic material prepared by Bank or its Affiliates based in whole or in part on any Loan Documents or Customer Information;

(ii)           all payments due or to become due on the Loans from and after the Purchase Date;

(iii)          Any claims against Servicer with respect to servicing of the Loans prior to the Purchase Date; and

(iv)          The proceeds of any and all of the foregoing received after the Purchase Date.

(b)                                 The obligation, if any, of Purchaser to purchase the Loans on the Purchase Date shall be subject to satisfaction of each of the following conditions precedent:

(i)            Bank shall have obtained any necessary approvals from the Office of Thrift Supervision and provided documentation evidencing the same to Purchaser on or before 11:00 a.m. Central Time on the Purchase Date;

(ii)           The representations, warranties and statements of Bank contained in this Agreement shall be true and correct and not misleading in any material respect, on and as of the date of this Agreement and on and as of the Purchase Date (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct and not misleading in any material respect, only as of such specific date), and Bank shall have performed all obligations and complied with all covenants required hereunder to be performed by it at or prior to the Purchase Date;

(iii)          Bank will deliver to the Purchaser a Guarantee in the form of Exhibit C attached hereto (the “Parent Guarantee”) pursuant to which The First Marblehead Corporation guarantees the performance by Bank of its obligations under this Agreement; and

(iv)          Completion to the reasonable satisfaction of Purchaser of all procedures and provisions of, and delivery to Purchaser of all closing documents specified in, Section 3.08(b), (c) and (d) of this Agreement.

(c)                                  The obligation, if any, of Bank to sell the Loans on the Purchase Date is subject to satisfaction of each of the following conditions precedent:

(i)            Bank shall have obtained any necessary approvals from the Office of Thrift Supervision;

(ii)           The representations and warranties of Purchaser contained in this Agreement shall be true and correct and not misleading in any material respect, on and as of the date of this Agreement and on and as of the Purchase Date (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct and not misleading in any material respect, only as of such specific date), and Purchaser shall have performed all obligations and complied with all covenants required hereunder to be performed by it at or prior to the Purchase Date;

(iii)          Bank shall have received the Initial Loan Sale Consideration; and

(iv)          Completion to the reasonable satisfaction of Bank of all procedures and provisions of Section 3.08(a) and (d) of this Agreement.

3.02.                        Delivery of Documents.  On the Purchase Date, Bank shall deliver to Purchaser’s designated servicer (which, on the Purchase Date, will be Servicer), as agent for Purchaser, a true copy of each Credit Agreement evidencing a Loan and the related Loan Documents.

3.03.                        Rights and Risks Transferred.  The transfer of the Loans pursuant to Section 2.03 hereof shall constitute a sale and assignment to Purchaser of the Loans.  As purchaser of the Loans, Purchaser shall receive: (i) interest on the Loans from and after the Purchase Date, (ii) any and all other payments, funds, collections  and recoveries of every type received by Servicer or Bank from the Eligible Borrower(s) of the Loans, or others pursuant to, or in respect of, the Loans from and after the Purchase Date, and (iii) the servicing rights with respect to the Loans, and all proceeds of the foregoing.  In addition, as purchaser of the Loans, Purchaser shall bear the risk of future performance of the Loans, including risk of future default, except as set forth in Articles V and VIII hereof.

3.04.                        Subsequent Receipts.  In the event that Bank shall receive, subsequent to the Purchase Date, any amounts whatsoever in respect to the Loans sold and assigned on such Purchase Date in the nature of those described in Section 3.03 above, such amounts shall belong to Purchaser and shall be held by Bank in trust for Purchaser and Bank shall deliver or cause to be delivered within three Business Days of receipt (i) such amounts by wire transfer of immediately available funds to an account designated by Purchaser and (ii) to Purchaser, or if applicable its designated servicer, sufficient information or documentation to permit Purchaser or its designated servicer to properly apply such amounts at the Loan-level.

3.05.                        Assignment of Loans and Servicing Rights.

(a)                                  On or prior to the Purchase Date, Bank shall have caused Servicer to deliver a data report to Purchaser, as set forth in Section 2.02 hereof.

(b)                                 Bank shall promptly transmit, or cause to be transmitted, to the Purchaser, Purchaser’s servicer or assignee, as directed by the Purchaser, any communications received by Bank after the Purchase Date with respect to a Loan.  Such communications shall include, but not be limited to, letters, changes in enrollment status, notices of death, disability, or bankruptcy filing and similar documents, and forms requesting deferment or forbearance of repayment, or loan cancellations.

(c)                                  Bank agrees to cooperate with any reasonable request by Purchaser’s servicer for any records, documents, or data related to Loans in the possession of Bank and not already in the possession of Purchaser’s servicer.  Bank shall promptly transmit such records, documents, or data to Purchaser’s servicer upon request by such servicer.

3.06.                        No Assumption of Liability to Fund Loans.  By its purchase of the Loans, Purchaser shall not assume any liability, responsibility or obligation with respect to any disbursements or reimbursements that are due and owing, or which are, or may be alleged to be due and owing, by Bank, or its Affiliates or agents or subcontractors, to any Participating Institution or to any Eligible Borrower by reason of the Loans and evidenced by the Credit Agreements.  Bank shall be solely responsible to fulfill its obligations under any agreements it may have with any Participating Institution regarding origination and funding of the Loans.

3.07.                        Servicing and Origination Costs.  Bank shall be solely responsible for and shall pay all costs due to any third party from Bank (including, without limitation, amounts due to Servicer) with respect to origination of the Loans and with respect to servicing of the Loans incurred prior to purchase of the Loans hereunder.  Purchaser shall be solely responsible for and shall pay all costs due to any third party from Purchaser (including, without limitation, amounts due to Servicer) with respect to servicing of the Loans incurred upon or after the purchase of the Loans hereunder.

3.08.                        Closing.

(a)                                  On the Purchase Date, Purchaser shall deliver to Bank on or before 11:00 a.m. Central Time an Officer’s Certificate substantially in the form of Exhibit A-1 hereto.

(b)                                 On the Purchase Date, Bank shall deliver to Purchaser or its designee on or before 11:00 a.m. Central Time all of the following, each dated the Purchase Date and executed by all signatories other than the Purchaser and Persons under its control:

(i)            an Officer’s Certificate substantially in the form of Exhibit A-2 hereto; and

(ii)           a Bill of Sale, with an attached General Endorsement, in substantially the form of Exhibit B hereto having annexed thereto a loan schedule, in substantially the form of Schedule I attached hereto, containing a list of Loans to be sold to Purchaser on the Purchase Date.

(c)                                  Delivery of the Loans shall be deemed to take place at Purchaser’s offices or the offices of a Purchaser’s designated servicer in accordance with the procedures set forth in this Agreement and payment for such Loans shall be deemed to take place at Bank’s offices.

(d)                                 The parties hereto shall take any other action reasonably necessary for the consummation of the purchase and sale of Loans.

IV.                                Representations and Warranties.

4.01.                        Representations and Warranties of Purchaser.  Purchaser represents and warrants to Bank that the  following statements are true and correct on the date of execution and delivery of this Agreement by Purchaser, and will be true and correct on the Purchase Date:

(a)                                  Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction governing its creation and existence and is duly authorized and qualified to transact its business and is in good standing in each jurisdiction in which its business, properties or the business contemplated by this Agreement requires such authorization and qualification.

(b)                                 Purchaser possesses all requisite corporate and legal authority, power, rights, approvals, consents, licenses, permits and franchises to conduct its business, and to execute, deliver, perform and comply with the terms of this Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by all action required by its governing documents.

(c)                                  Purchaser’s execution, delivery, and performance of the terms of this Agreement and its ongoing compliance with the terms hereof does not and will not: (i) violate its certificate of incorporation and bylaws or other organizational or governing documents as applicable, or (ii) violate the terms of any license held by it, or (iii) violate any

Applicable Laws that could have an adverse effect upon the validity, performance or enforceability of any of the Loans or the terms of this Agreement in any material respect, or (iv) violate or constitute a material default (or an event that, with notice or lapse of time or both, would constitute a material default) under, or result in the breach of, any contract, indenture, agreement or other instrument to which it is a party or which is binding upon any of its property, provided such contract, indenture, agreement or other instrument materially affects Purchaser’s ability to perform its obligations, or give its representations, warranties or certification under, this Agreement.  It is not under any order of any governmental or quasi-governmental agency, state or federal, that would restrict, prohibit, or interfere with its performance of the terms of this Agreement, including without limitation the purchase of any of the Loans as contemplated by this Agreement.

(d)                                 This Agreement and all documents and instruments contemplated hereby which are executed and delivered by Purchaser constitute valid, legal and binding obligations of it, its agents and successors, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws, assuming due authorization, execution and delivery thereof by Bank.

(e)                                  There are no actions or proceedings, and to the best of Purchaser’s knowledge there are no investigations, pending or threatened, against it before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse affect on the execution or delivery of this Agreement or the performance by it of its obligations hereunder, or the validity, performance or enforceability of, any Loan, this Agreement, or its condition (financial or other).

4.02.                        Representations and Warranties of Bank.  Bank represents and warrants to Purchaser that the following statements are true and correct on the date of execution and delivery of this Agreement by Bank, and will be true and correct on the Purchase Date:

(a)                                  Bank is duly organized, validly existing, and in good standing under the laws of the jurisdiction governing its creation and existence and is duly authorized and qualified to transact its business and is in good standing in each jurisdiction in which its business, properties or the business contemplated by this Agreement requires such authorization and qualification.

(b)                                 Bank possesses all requisite legal authority, power, rights, approvals, consents, licenses, permits and franchises to conduct its business, to execute, deliver, perform and comply with the terms of this Agreement, and specifically to make, sell, transfer, assign and convey the Loans hereunder and the rights relating thereto, to Purchaser, and to repurchase such Loans as required herein.  The execution, delivery and performance of this Agreement have been duly authorized by all action required by its governing documents.

(c)                                  Bank’s execution, delivery, and performance of the terms of this Agreement and its ongoing compliance with the terms hereof does not and will not: (i) violate its certificate of incorporation and bylaws or other organizational or governing documents as applicable, or (ii) violate the terms of any license held by it, or (iii) violate any

Applicable Laws that could have an adverse effect upon the validity, performance or enforceability of any of the Loans or the terms of this Agreement in any material respect, or (iv) violate or constitute a material default (or an event that, with notice or lapse of time or both, would constitute a material default) under, or result in the breach of, any contract, indenture, agreement or other instrument to which it is a party or which is binding upon any of its property, provided such contract, indenture, agreement or other instrument materially affects Bank’s ability to perform its obligations, or give its representations, warranties or certification under, this Agreement.  Except as set forth in the Disclosure Schedule, it is not under any order of any governmental or quasi-governmental agency, state or federal, that would restrict, prohibit, or interfere with its performance of the terms of this Agreement, including without limitation the sale of any of the Loans as contemplated by this Agreement.

(d)                                 This Agreement and all documents and instruments contemplated hereby which are executed and delivered by it constitute valid, legal and binding obligations of it, its agents and successors, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws, assuming due authorization, execution and delivery thereof by Purchaser.

(e)                                  Any written or electronic information, certificate, statement or report furnished by it to Purchaser or its agents or designees in connection with the Agreement is or was at the time furnished, true, complete and correct in all material respects.

(f)                                    Bank will not take any action or omit to take any action, nor cause, permit or suffer any designee or agent to take or omit to take any action which would cause the transfer of the Loans to Purchaser to be treated as anything other than a sale to Purchaser of all of Bank’s right, title and interest in and to each Loan.

(g)                                 There are no actions or proceedings, and to the best of Bank’s knowledge there are no investigations, pending or threatened, against it before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse affect on the execution or delivery of this Agreement or the performance by it of its obligations hereunder, or the validity, performance or enforceability of, any Loan, this Agreement, or its condition (financial or other).

(h)                                 The transfer, assignment, and conveyance of the Loans by Bank pursuant to this Agreement, to the best of the knowledge of Bank, are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.  Bank is not transferring the Loans with an actual intent to hinder, delay, or defraud any of its creditors.  Bank is solvent and will not be rendered insolvent by the sale of any of the Loans.

(i)                                     Bank and Servicer have performed and observed the terms and conditions of the Servicing Agreement in all material respects and a default thereunder has not occurred.

(j)                                     As of the Purchase Date: (i) Bank was not insolvent and will not become insolvent as a result of the sale and transfer of the Loans on the Purchase Date, (ii) Bank did not intend to incur or believe that it would incur debts that would be beyond Bank’s ability to pay as such debts matured, (iii) such transfer was not made with actual intent to hinder, delay or defraud any Person and (iv) Bank was “Well Capitalized,” as such term is defined by the rules and regulations promulgated by the Office of Thrift Supervision as in effect on the Purchase Date.

4.03.                        Representations and Warranties Relating to the Loans.  Bank represents and warrants to Purchaser that the following statements are true and correct on the date of execution and delivery of this Agreement by Bank, and will be true and correct on the Purchase Date:

(a)                                  Characteristics of Loans.  Each Loan:

(i)            was made to an “Eligible Borrower” or to “Eligible Borrowers”;

(ii)           was originated and serviced in conformity with its respective Program Guidelines in all material respects;

(iii)          accrues interest which is payable on a current basis by the Eligible Borrower(s), as applicable, or deferred subject to capitalization as permitted by Applicable Law;

(iv)          accrues interest calculated and disclosed on a simple interest method;

(v)           was fully disbursed to and received by, or for the benefit of, the Eligible Borrower at or prior to the Cut-off Date, not more than 30 days delinquent as of the Cut-off Date with respect to any payment of principal or interest, not otherwise in default at the Cut-off Date and not affected by any bankruptcy filing or any death or total and permanent disability status of the Eligible Borrower at the Cut-off Date of which Bank, or its agents or designees, had received notice;

(vi)          is supported by a Credit Agreement and Loan Documents;

(vii)         is not affected by or subject to any borrower timely repayment incentive or other borrower benefit programs, other than as set forth in the Program Guidelines; and

(viii)        is not in any way restricted from deconversion under the terms of any agreement between Bank and PHEAA or any of its affiliates or subsidiaries, except for applicable notice requirements and deconversion and record return fees.

(b)                                 Origination of Loans. Each Loan was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction by Bank in the ordinary course of its business.

(c)                                  Payments on Loans. Each Loan provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such Loan by its maturity and yield interest at the rate applicable thereto, as such rate may be adjusted in accordance with the terms of the applicable Loan and as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with the Loan Documents, the Program Guidelines and Applicable Laws.

(d)                                 Schedules of Loans.  The information set forth in Schedule I and Schedule II to this Agreement was true and correct in all material respects as of the opening of business on the Cut-off Date, and no selection procedures believed to be adverse to the Purchaser were utilized in selecting the Loans.  The computer tape regarding the Loans made available to the Purchaser and its assigns was true and correct in all respects as of the Cut-off Date.

(e)                                  Compliance with Law.  Each Loan and the activities of Bank and its agents, representatives, or designees with respect thereto has at all times complied with, and does comply with, Applicable Laws, except as set forth in the Disclosure Schedule.  Without limiting the foregoing, and for purposes of illustration only, (i) each Loan has been duly originated and serviced in accordance with the provisions of Applicable Laws, and (ii) the form of the underlying Credit Agreement and Loan Documents have at all times complied with, and do comply with, Applicable Laws.  The originator of each such Loan, whether Bank, or any other entity, was, to the best of Bank’s knowledge, duly licensed and authorized to participate in the making, selling, transferring, servicing and assigning of such Loan pursuant to Applicable Laws.

(f)                                    Binding Obligation.  Except (i) with respect to any identity theft, fraud or forgery by the borrower or cosigner, if any, that is discovered after the Purchase Date and (ii) as a result of the application of Debtor Relief Laws after the Purchase Date, each Loan represents the legal, valid and binding payment obligation of the Eligible Borrower(s), enforceable against such Eligible Borrower(s), by or on behalf of the holder thereof in accordance with its terms, and no Loan has been satisfied, subordinated or rescinded.  The Disclosure Schedule identifies all Loans with respect to which Bank, or its Affiliates or agents (including by way of example, Servicer), has received notice of any allegation or claim of identity theft, fraud or forgery by the borrower or cosigner, if any.

(g)                                 Execution of Credit Agreement.  Except with respect to any identity theft, fraud or forgery by the borrower or cosigner, if any, that is first discovered after the Purchase Date, (A) each underlying Credit Agreement of a Loan has been duly and properly executed by all parties to the Credit Agreement, and all signatures to each such Credit Agreement are genuine and (B) all parties to the underlying Credit Agreement had legal capacity at the time to enter into, execute and deliver such Credit Agreement and no borrower or cosigner, if any, has been released in whole or in part from any liability under the Credit Agreement.  Without in any way limiting the foregoing, no Credit Agreement was executed using electronic signatures of the borrower or cosigner, if applicable, except to the extent that a facsimile signature is deemed to be an electronic signature, in which case such electronic signature complies with Applicable Law and creates a valid and binding repayment obligation enforceable against the Eligible Borrower(s).

(h)                                 No Defenses.  Except (i) with respect to any identity theft, fraud or forgery by the borrower or cosigner, if any, that is discovered after the Purchase Date or (ii) as a result of the application of Debtor Relief Laws after the Purchase Date, no counterclaim, offset, defense, or right of rescission of any kind or description has been asserted or threatened or exists, which could be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained, by the borrower, cosigner, if any, or any other person or entity against Purchaser or any assignee with respect to any Loan.  Nothing will be done or will be omitted to be done by Bank, or it agents, Affiliates or designees, after the Cut-off Date, which would create an offset, defense, counterclaim or moratorium with respect to such Loan, and in particular the obligation of the Eligible Borrower(s) to pay the full amount of unpaid principal of, and interest on, such Loan.

(i)                                     No Default.  There is no default, breach, violation, event of acceleration or event of repurchase existing under the terms and covenants of the Loans, nor has any event occurred or does any condition exist which, upon the giving of notice, would constitute a default, breach, violation, event of acceleration or event of repurchase, nor has Bank, or it agents, Affiliates or designees, waived any of the foregoing.  The Eligible Borrower(s) on each Loan was/were not party to any proceedings under Debtor Relief Laws as of the Cut-off Date of which Bank, or its Affiliates or agents (including by way of example, the Servicer) had notice.

(j)                                     Title.  Bank has good and marketable title to and is the sole owner and holder of one hundred percent (100%) of the legal and beneficial rights, title and interest in each Loan including the Credit Agreement and Loan Documents, and upon the sale of each Loan pursuant to this Agreement Purchaser will receive Bank’s full right, title and interest in such Loan, Credit Agreement and Loan Documents, free and clear of all pledges, liens, adverse claims, security interests and other charges or encumbrances of any nature or description with respect to the Loan, and no Loan is pledged or assigned for any purpose or to any person as of the Purchase Date and no effective financing statements or like instruments will be on file in any jurisdiction with respect to the Bank’s rights in any Loan on such Purchase Date.  There has not been any other sale, transfer or assignment of the Loans prior to the effective date of this Agreement and the Credit Agreements relating to the Loans, which shall be held in custody for the Purchaser, are the only executed copies thereof.  By way of example, and without in any way limiting the foregoing, for each Loan that was executed electronically, Bank, directly or through sub-contractors or agents has possession of the electronic records evidencing the Loan and on the Purchase Date Purchaser shall acquire full and entire legal and beneficial right, title, and interest to the original electronic records evidencing such Loans.

(k)                                  Lawful Assignment.  No Loan has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Loan is unlawful, void or voidable.

(l)                                     Principal Balance.  The aggregate Principal Balance of the Loans, plus accrued interest to be capitalized with respect thereto, as of the Cut-off Date, is $233,831,784.

(m)                               UCC.  Each Loan constitutes an “instrument” or “payment intangibles” as defined in the UCC.

(n)                                 U.S.  Obligors.  At the time of origination, the borrower or cosigner, if any, of each Loan was a U.S. Citizen or permanent resident alien and had a mailing address in the United States of America.

(o)                                 No Waiver.  Neither Bank, nor its agents, Affiliates or designees, has waived, altered, impaired or modified any of the terms, covenants or conditions of the Loans (or the related Credit Agreements) in any respect, other than in accordance with the Loan Documents, the Program Guidelines and Applicable Law.

(p)                                 Full Amount Owed. On the Purchase Date, the full amount of the unpaid Principal Balance of each Loan to be purchased will be owed by the borrower and cosigner, if any, of such Loan.

(q)                                 Reasonable Care.  Due diligence and reasonable care have been exercised by Bank, its Affiliates and agents (including by way of example the Servicer) in the origination, servicing and collecting of the Loans.

4.04.        Exclusive Representations and Warranties.  The representations and warranties made on the date of the execution of this Agreement and on the Purchase Date set forth in Section 4.02 and Section 4.03 above are the sole and exclusive representations and warranties made by Bank, its representatives, agents, officers, directors and other employees, with respect to this Agreement, any Loan, any obligor, and the sale of any Loan to Purchaser hereunder or otherwise.  No representation or warranty is made by Bank or Purchaser on any date subsequent to the Purchase Date.

V.            Repurchase

5.01.        Remedy for Breach of Representations and Warranties.

(a)                                  In the event that (i) any representation or warranty made by Bank in Section 4.02 or Section 4.03 of this Agreement shall prove to have been false, misleading or incorrect in any material respect on the date of this Agreement or on the Purchase Date, or (ii) any Loan becomes subject to a formal judicial proceeding or lawsuit filed by a borrower and/or cosigner, if any, or a third party, with respect to such Loan if the proceeding or suit is based upon the acts or omissions of Bank or its agents or Affiliates arising prior to the Purchase Date, Bank shall within thirty (30) days’ notice from Purchaser (which notice shall identify the Loan(s) and the basis for repurchase) repurchase such Loan or Loans from Purchaser for a cash purchase price equal to the Loan Repurchase Consideration.  Notwithstanding the foregoing, with respect to any Loan set forth in the Disclosure Schedule, if the sole basis for repurchase is identity theft, fraud or forgery on the part of the borrower or cosigner, if any, no representation or warranty made by Bank in Section 4.03 with respect to such Loan shall be deemed false, misleading or incorrect in any material respect on the date of this Agreement or on the Purchase Date unless and until (i) Purchaser delivers to Bank an affidavit in the form attached hereto as Exhibit D (the “Fraud Affidavit”) that has been duly completed and executed by the Eligible Borrower(s) of the Loan, to the good faith and reasonable satisfaction of Bank and (ii) the Loan defaults under the terms of the Credit Agreement and the Program Guidelines.

(b)                                 In the event that the basis for repurchase is correctable in the reasonable judgment of Bank, Bank shall notify Purchaser of its intent to attempt to correct the problem and shall have thirty (30) days from the date it receives notice pursuant to Section 5.01(a) to correct the problem to the reasonable satisfaction of the Purchaser before it is obligated to repurchase the Loan.

(c)                                  Subject to the foregoing, Bank shall remit by wire transfer the entire Loan Repurchase Consideration for the defective Loan(s) within three (3) Business Days of the expiration of the thirty (30) day notice period provided in Section 5.01(a) and as reasonably instructed by Purchaser, with notice to Purchaser of the amount of such remittance and the Loan(s) concerned.

5.02.        No later than one Business Day following receipt by Purchaser of the Loan Repurchase Consideration with respect to any Loan, Purchaser shall, or, if applicable, shall cause the related servicer to, deliver the related Credit Agreement or Credit Agreements and Loan Documents relating thereto to Bank, duly endorsed or assigned to Bank or to such person as Bank may direct, in any such case, without recourse to Purchaser

5.03.        Bank agrees that its obligations under this Article V shall not be affected by any modification of the terms of any Loan, including without limitation, any extension of the time of payment under the Loan, the release of an Eligible Borrower on the Loan, any compromises made with regard to such Loan or any other dealings by Purchaser in connection with such Loan, whether or not notice thereof has been given to Bank; provided, that any such modification, extension, release or compromise is consistent with the Program Guidelines and does not materially and adversely affect the enforceability of the Loan against the Eligible Borrower(s).  Bank further hereby waives presentment, demand for payment, notice of non-payment, notice of default, protest and any other demands or notices whatsoever in connection with such Loan except as set forth in this Article V.

VI.           Survival.  With respect to any Loan set forth in Annex A to Schedule III, any obligation of Bank to repurchase such Loan on the basis of identity theft, fraud or forgery on the part of the borrower or co-signer, if any, shall expire five years from the later of (a) the date hereof and (b) the date such Loan enters repayment status.  For the avoidance of doubt, Bank’s obligations under Article V shall not expire with respect to any Loan set forth on Schedule I or Schedule II hereto.  The obligation of Bank to indemnify Purchaser for breaches of covenants contained herein shall terminate within one year of the Purchase Date with respect to covenants solely to be performed or complied with at or prior to the Purchase Date.  The duty of confidentiality for Proprietary Information set forth in Article IX hereof shall survive termination of this Agreement.

VII.         Miscellaneous.

7.01.        Successors and Assigns.

(a)                                  All representations, warranties, covenants, obligations, and agreements herein contained shall inure to the benefit of and be obligatory upon all successors of the respective parties hereto, whether through merger, acquisition, or purchase of assets substantially equivalent to an acquisition, and shall survive the sale of any Loans hereunder and the termination of this Agreement (including by way of example but without limitation the repurchase-related obligations under Article V, the indemnities under Article VIII, Sections 7.06, 7.09, 7.13, 7.14, 7.16 and 7.17, and Article IX); provided, however, that any representations, warranties, covenants, obligations and agreements of Bank contained herein that are expressly assumed by The First Marblehead Corporation in conformance with Section 7.01(b) shall not be obligatory upon any successor of Bank.

(b)                                 Neither party may assign, delegate, or otherwise transfer this Agreement, nor any of such party’s rights, benefits, covenants, obligations and agreements hereunder, in whole or in part, without the other party’s prior written consent; provided, however, that (i) the rights, benefits, covenants, obligations and agreements of Bank hereunder may be assigned, delegated or otherwise transferred by Bank, in whole or in part, to The First Marblehead Corporation (or from The First Marblehead Corporation to Bank) at any time upon prior written notice to Purchaser but without Purchaser’s prior written consent and (ii)  Purchaser may at any time upon written notice to Bank but without Bank’s prior written consent assign this Agreement, or any of the Purchaser’s rights, benefits, covenants, obligations and agreements hereunder, in whole or in part, to one or more Affiliates of the Purchaser.

(c)                                  Notwithstanding Section 7.01 (a), Purchaser shall have the right from time to time and at anytime to assign or otherwise transfer a Loan or Loans purchased hereunder to others, whether the assignment or transfer is to an Affiliate or an unaffiliated company.  In the event of such transfer or assignment, the rights of Purchaser under this Agreement pertaining to such assigned or transferred Loan, including Purchaser’s rights with regard to remedies in the event of a defect or breach of any other provision herein, shall similarly be assigned by Purchaser to the assignee or other transferee.

7.02.        Amendment.  This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

7.03.        No Waiver.  No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

7.04.        Entire Agreement.  This Agreement and the documents and agreements referred to herein, including the Bill of Sale and Disclosure Schedule, embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

7.05.        Notices.  All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission, (c) by overnight courier, prepaid or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below.  Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein.  Such notices shall be effective on the date received.  Notices shall be given as follows:

If to Bank:

Union Federal Savings Bank

1565 Mineral Spring Avenue

North Providence, RI  02904

Attention:  President

With a copy to:

The First Marblehead Corporation

The Prudential Tower

800 Boylston Street, 34th Floor

Boston, MA 02199

Attention: General Counsel

If to the Purchaser:

Wells Fargo Bank, N.A.

5121 South Solberg Avenue

1st Floor

Sioux Falls, SD 57108-2220

Attention: Renae Pekas, Finance Manager

With a copy to:

Wells Fargo Bank, N.A.

Law Department

Wells Fargo Center

90 South 7th Street

Minneapolis, MN 55479

Attention: Tom P. Levandowski

7.06.        Attorneys’ Fees.  In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled, at the discretion of the court or arbitrator, to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding.

7.07.        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed entirely within such State, without giving effect to conflicts of law principles thereof.

7.08.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

7.09.        No Third Parties Benefited.  This Agreement is made and entered into for the protection and legal benefit of the parties, and their permitted successors and assigns, and each and every Indemnified Person (as hereinafter defined) (all of which shall be entitled to enforce the Indemnity contained in Sections 8.01 and 8.02 hereof), and, except as otherwise provided in Section 7.01, no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

7.10.        Permitted Filings.  Purchaser and Bank and their respective Affiliates may file this Agreement with the appropriate federal regulators, including but not limited to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Securities and Exchange Commission.

7.11.        Notice of Certain Actions.  Bank covenants and agrees promptly after learning thereof, to notify Purchaser (i) of the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against Bank asserting the invalidity of this Agreement, seeking to prevent the consummation of any transactions contemplated by this Agreement, or seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by Bank of any of its obligations and duties under, or the validity or enforceability of, the Loans or this Agreement; provided, however, that Bank shall have no obligation to provide any notice with respect to any rule-making or change in Applicable Laws, (ii) any termination of the Parent Guarantee or (iii) the commencement of any proceeding by or against it under Debtor Relief Laws.

7.12.        Payment of Expenses.  Each party to this Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel.

7.13.        Limitation on Liability of Directors, Officers, Employees, and Agents of a Party.  No director, officer, employee, or agent of any party of this Agreement shall be individually liable to any other party for the taking of any action, or for refraining to take any action, in good faith pursuant to this Agreement.  The Agreement is a corporate obligation and any liability arising hereunder shall be a corporate liability.

7.14.        Limitation on Remedies. Except in cases of fraud, gross negligence, or willful misconduct, no party shall be responsible or liable to any other party for any indirect, consequential, special or punitive damages with respect to any matter whatsoever arising out of this Agreement.

7.15.        Time is of the Essence.  Time is of the essence in this Agreement.

7.16.        Remedies Not Exclusive.  No remedy by the terms of this Agreement conferred upon or reserved to any party hereto is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity (including, without limitation the right to such equitable relief by way of injunction) or by statute on or after the date of this Agreement, and all such rights and remedies shall be enforceable alternatively, successively or concurrently.

7.17.        Publicity.  Except as otherwise provided in Section 7.10, neither party shall publish, use or distribute the name, logos, tradenames, trademarks, service marks, or content of the other party, or any other information which identifies the other, the terms of this Agreement or the fact of its existence, in sales, marketing, or publicity activities, including, but not limited to, any advertisement or marketing materials (in whatever form, including without limitation, telemarketing scripts and web site materials), consumer correspondence, product documents, press releases, interviews with representatives of any written publication, television station or network, or radio station or network, without the prior written consent of an authorized representative of the other party.

7.18         Updated Information.  Purchaser shall promptly provide such updated aggregate Loan balance information with regard to Loans listed in Annex A to Schedule III as Bank or its Affiliates may reasonably request.

VIII.        Indemnification.

8.01.        By Bank.  Bank shall pay for, and indemnify, defend, and hold harmless Purchaser (and its Affiliates and assigns) and any officer, director, employee or agent of any of the foregoing (herein, individually referred to as a “Bank Indemnified Person” and collectively referred to as the “Bank Indemnified Persons”) against, any and all liabilities, losses, costs, damages and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims, suits or judgments or obtaining or attempting to obtain release from liability under this Agreement (collectively, “Loss”), which such Bank Indemnified Person may sustain or incur by reason of any breach of any representation, warranty or covenant of Bank contained herein or any act of gross negligence or willful misconduct of Bank occurring prior to the Purchase Date.  Notwithstanding the foregoing, the obligation of the Bank to indemnify Purchaser, and Purchaser’s right to make a claim against Bank for indemnification under Article VIII, shall terminate five years from the date hereof or expiration of the applicable statute of limitations, whichever is the later to occur; provided that the obligation of Bank to indemnify Purchaser, and Purchaser’s right to make a claim against Bank for indemnification under Article VIII, for breaches of covenants solely to be performed or complied with at or prior to the Purchase Date shall terminate one year after the Purchase Date.  Notwithstanding the foregoing, any obligation to indemnify and hold harmless pursuant to this Article VIII hereof shall not terminate with respect to any item as to which any Bank Indemnified Person shall have, before the expiration of the applicable survival period, previously made a bona fide claim by delivering notice of such claim to the Bank indemnifying party in accordance with Article VIII until final resolution of such claim.  This section shall survive any termination of this Agreement.

8.02.        By Purchaser.  Purchaser shall pay for, and indemnify, defend, and hold harmless Bank and any officer, director, employee or agent of Bank (herein, collectively referred to as “Purchaser Indemnified Persons”) against, any and all Loss which such Purchaser Indemnified Person may sustain or incur by reason of any breach of any representation, warranty or covenant of Purchaser contained herein or any act of gross negligence or willful misconduct of Purchaser occurring prior to the Purchase Date.

Notwithstanding the foregoing, the obligation of the Purchaser to indemnify Bank, and Bank’s right to make a claim against Purchaser for indemnification under Article VIII, shall terminate five years from the date hereof or expiration of the applicable statute of limitations, whichever is the later to occur.  Notwithstanding the foregoing, any obligation to indemnify and hold harmless pursuant to this Article VIII hereof shall not terminate with respect to any item as to which any Purchaser Indemnified Person shall have, before the expiration of the applicable survival period, previously made a bona fide claim by delivering notice of such claim to the Purchaser indemnifying party in accordance with Article VIII until final resolution of such claim.  This section shall survive any termination of this Agreement.

8.03.        Indemnity Procedures.

(a)                                  In the event that any claim or demand for which an indemnifying party would be liable to a Bank Indemnified Person or a Purchaser Indemnified Person (each, an “Indemnified Person”) hereunder is asserted against or sought to be collected from an Indemnified Person by a third party (an “Action”), the Indemnified Person shall promptly notify the indemnifying party of such Action, specifying the nature of such claim or demand in reasonable detail and the amount or the estimated amount thereof to the extent feasible (which estimate the parties agree shall not be conclusive of the final amount of such claims and demand) (the “Claim Notice”).  The failure to provide the Claim Notice to the indemnifying party promptly will not relieve the indemnifying party of any liability it may have to the Indemnified Person giving the Claim Notice, except to the extent that the indemnifying party demonstrates that the defense of such action is actually and materially prejudiced by the indemnifying party’s failure to give such Claim Notice promptly.  The indemnifying party shall have five (5) Business Days from receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Person in writing whether or not the indemnifying party, acting reasonably and in good faith, disputes liability to the Indemnified Person hereunder with respect to such claim or demand and such notification shall provide the rationale and factual basis for any such dispute (“Dispute Notice”).  Any Dispute Notice shall be resolved by the mutual agreement of the Indemnified Person and the indemnifying party or a final order, decree or judgment of a court of competent jurisdiction.  The Indemnified Person hereby covenants, undertakes and agrees that if it is ultimately determined (either by mutual agreement of the parties or by such final order, decree or judgment referred to in the previous sentence) that Indemnified Person was not entitled to be indemnified by the indemnifying party, the Indemnified Person shall reimburse the indemnifying party, within five (5) Business Days of such agreement or final order, decree or judgment, for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by the indemnifying party in defending the related claim or demand, from the date on which the indemnifying party began defending such claim or demand, together with interest thereon from such date calculated at the prime rate plus 1.0%.

(b)                                 Notwithstanding any dispute by the indemnifying party of its liability with respect to any claim or demand, the indemnifying party shall have the obligation to defend the Indemnified Person by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the indemnifying party to a final conclusion in such a manner as to avoid any risk of the Indemnified Person becoming subject to liability for any other matter; provided, however, the indemnifying party shall not, without the prior written consent of the Indemnified Person, consent to the entry of any judgment against the Indemnified Person or enter into any settlement or compromise which (i) involves financial compensation by the Indemnified Person, and (ii) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified

Person of a release, in form and substance reasonably satisfactory to such Indemnified Person, as the case may be, from all liability with respect to such claim or litigation. If any Indemnified Person desires settlement without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, it may do so at its sole cost and expense. The Indemnified Person shall also be permitted to participate in the defense of any Action at its sole cost and expense. In any event, the Indemnified Person and the indemnifying party shall provide reasonable cooperation and assistance to the other and its counsel in connection with the defense or settlement of any Action.

(c)                                  Pending the resolution of any dispute by the indemnifying party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld so long as the Indemnified Person suffers no economic loss thereby and such settlement includes an unconditional term thereof given by the claimant or plaintiff of a release of the Indemnified Person from all liability with respect to the claim or demand.  Notwithstanding the foregoing, if it is reasonably likely that damages in such Action would result in an injunction or other equitable relief then the Indemnified Person may, by notice to the indemnifying party, assume the right to defend, compromise or settle such Action; provided, the indemnifying party may participate in such Action at its expense and; provided, further, no such Action shall be settled without the consent of both the Indemnified Person and the indemnifying party.

(d)                                 If the indemnifying party fails to assume defense of the Indemnified Person against such Action within five (5) Business Days of receipt of the Claim Notice or, if a Dispute Notice is provided, within five (5) Business Days after receipt by Indemnified Person of the Dispute Notice, then the Action may be defended by the Indemnified Person at the indemnifying party’s cost and expense (without imposing any obligation on any Indemnified Person to defend any such claim or demand), in which case it may defend such Action in such a manner as it may deem appropriate (including settlement) and then that portion thereof as to which such defense is unsuccessful, in each case, shall be deemed to be a liability of the indemnifying party hereunder; provided that if the indemnifying party shall have disputed its liability to the Indemnified Person hereunder, as provided in Section 8.03(a) above, then such determination or settlement shall not affect the right of the indemnifying party to dispute the Indemnified Person’s claim for indemnification or the indemnifying party’s liability under this Section 8.03(d).

(e)                                  In the event an Indemnified Person should have a claim against the indemnifying party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Person shall promptly send a Claim Notice with respect to such claim to the indemnifying party.  If the indemnifying party disputes its liability with respect to such claim or demand, the Indemnified Person shall have the right to pursue all of its legal and equitable remedies against the indemnifying party for indemnity hereunder.

8.04.        Payment.  Upon the determination of the liability under Section 8.03 hereof, the indemnifying party shall pay to the Indemnified Person within five (5) Business Days after such determination, the amount of any claim for indemnification made hereunder, subject to the limitations set forth herein.  Upon payment in full of any claim, either by set off or otherwise, the entity making payment shall be subrogated to the rights of the Indemnified Person against any person, with respect to the subject matter of such claim.

IX.           Confidentiality.

9.01.        Prior Agreement.  The terms of any existing confidentiality agreement between the parties hereto are hereby superseded and replaced with this Article IX as of the date of this Agreement.

9.02.        Proprietary Information.  All information which is disclosed by a Disclosing Party shall be presumed to be Proprietary Information and “confidential” unless otherwise specifically identified in writing by the Disclosing Party.  Except with regard to Customer Information that becomes Proprietary Information of Purchaser upon the purchase of the Loans hereunder (which is governed by Section 9.03(a)), the Receiving Party agrees to hold in confidence, and agrees not to disclose to any person outside of its organization, any Proprietary Information disclosed to the Receiving Party by the Disclosing Party and agrees, in perpetuity, not to use Proprietary Information for any purpose other than performance of this Agreement or otherwise as permitted by Applicable Law.  Receiving Party further agrees not to copy or disclose, directly or indirectly, to any third party any Proprietary Information of Disclosing Party without the prior written consent of Disclosing Party, except as necessary to fulfill obligations under this Agreement or to third parties in accordance with Applicable Law and provided that (a) such Receiving Party has executed written agreements with such third parties having provisions that comply with the provisions of this Article IX and (b) Receiving Party remains responsible for any unauthorized use or disclosure of any Proprietary Information by any person to whom it discloses Proprietary Information.  Receiving Party may disclose Proprietary Information to its Affiliates or third parties for purposes of performing this Agreement, but only if Receiving Party assures that each such Affiliate or third party conforms to the requirements of confidentiality and the restrictions on use set forth in this section, as well as the safeguarding rules (Section 9.05) applicable to Receiving Party hereunder, Receiving Party has executed written agreements with such Affiliates and third parties providing for the same, and Receiving Party remains responsible for any unauthorized use or disclosure of any Proprietary Information by any person to whom it discloses Proprietary Information.

Nothing in this Agreement shall prohibit disclosure made pursuant to regulatory requirements, including without limitation the requirements of the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the Securities and Exchange Commission.

9.03.        Customer Information.

(a)                                  Customer Information becomes the Proprietary Information of Purchaser upon purchase of Loans hereunder, and Bank and its Affiliates agree (i) to hold in confidence, and not to sell nor directly or indirectly release, transfer or disclose in any manner to any person other than its Affiliates, agents and representatives, such Customer Information, in perpetuity; provided, however, that Bank and its Affiliates shall only be permitted to directly or indirectly release, transfer or disclose Customer Information to their respective agents on a de-identified basis, (ii) not to use, or suffer, permit or cause to be used, such Customer Information for any purpose other than performance of this Agreement or as permitted under Applicable Law; it being understood and agreed that notwithstanding the foregoing, Bank and its Affiliates shall not at any time directly or indirectly market or cross-sell, or suffer, permit or cause the marketing or cross-selling of, any products or services of any kind to Eligible Borrowers unless Bank or its Affiliates, as applicable, has first obtained Purchaser’s prior written approval, and  (iii) not to copy or disclose, directly or indirectly, to any third party any such Customer Information without the Purchaser’s prior written consent, except as necessary to fulfill obligations under this Agreement or otherwise permitted under Section 9.03(a)(i), 9.03(a)(ii) and 9.03(a)(iii) with respect to Affiliates, agents and representatives.  The Bank may disclose such Customer Information to its Affiliates or third parties as permitted under Section

9.03(a)(i), 9.03(a)(ii) and 9.03(a)(iii), but only if the Bank assures that each such Affiliate or third party conforms to the requirements of confidentiality, protection, and the restrictions on use set forth in this Section 9.03, as well as the safeguarding rules (Section 9.05) applicable to the Bank hereunder, the Bank has executed written agreements with such Affiliates and third parties providing for the same, and the Bank remains responsible for any unauthorized use or disclosure of any such Customer Information by any person to whom it discloses such Information.

(b)                                 In accordance with the provisions of Title V, Subtitle A of the Gramm-Leach-Bliley Act (the “GLB Act”), its implementing regulations, the guidelines issued pursuant to §501 of the GLB Act, and any similar and applicable federal and state law and regulation, as in effect from time to time, Bank and Purchaser agree to respect and protect the security and confidentiality of any Customer Information, including, without limitation, establishing and maintaining an information security program designed to meet the objectives of the foregoing laws, regulations, and guidelines.

(c)                                  For purposes of Section 9.03(a)

(i)            information is “de-identified” when it does not identify an individual and there is no reasonable basis to believe that the information can be used to identify an individual.  Information is considered “de-identified” if it does not contain any of the items in subsection (c)(ii) below and if the remaining information could not be used alone, or in combination, to identify a subject of the information; and

(ii)           de-identified information does not include (A) the name, street or mail address, city, email address, date of birth, telephone number, cell phone (or other wireless device) number, fax number, social security number, account number, demographic, financial and employment application data, vehicle identifiers and serial numbers, including license plate numbers, or any other personally identifying information, including without limitation, financial, medical, health-related or demographic-related information, about or relating to any current, prospective (i.e. applicant) or former borrower or cosigner, if any, of a Loan, or (B) any nonpublic personal information (within the meaning of Title V of the Gramm-Leach-Bliley Act and its implementing regulations, or any similar provision under any other applicable law) regarding Eligible Borrower(s) (other than the fact that such borrower or cosigner, if any, was a customer of Bank).

9.04.        Legal Process Exception.  Neither the Receiving Party nor the Disclosing Party shall be liable for the disclosure of Proprietary Information if such party is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand, administrative proceedings or similar process, or by the rules or regulations of any regulatory or self-regulatory authority having jurisdiction over such party) to disclose such Proprietary Information; provided, however, that such party shall exercise the same efforts to protect the confidentiality of such information as it would for its own confidential information pursuant to legal process and shall (a) to the extent permitted by applicable law, provide the other party with prompt notice of such request or requirement (including a copy thereof) so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Article IX and (b) at the request of such other party, cooperate with such other party, at such other party’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Proprietary Information by such tribunal or other entity.

9.05.        Safeguards.  To secure the confidentiality attaching to the Proprietary Information, Receiving Party shall:

(a)                                  Allow access to the Proprietary Information exclusively to those employees or agents of the Receiving Party who have reasonable need to see and use it for the purposes of its evaluation by the Receiving Party and shall inform each of said employees of the confidential nature of Proprietary Information and of the obligations of the Receiving Party in respect thereof;

(b)                                 Obtain from each third party adviser having access to the Proprietary Information a written undertaking to maintain the same confidential, and shall take such steps as may be reasonably necessary to enforce such obligations; and

(c)                                  Make copies of the Proprietary Information only to the extent that the same is strictly required for the purposes of its evaluation by the Receiving Party.

9.06.        Patents; Copyright.  In the event that any Proprietary Information is or becomes the subject of one or more patents, copyrights or applications therefor, the Receiving Party agrees and understands that the Disclosing Party will have all the rights and remedies available to it as a result of such patents, copyrights or applications.

9.07.        Non-Disparagement.  The Receiving Party shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution, competitor, customer, vendor or any other third party regarding Disclosing Party or the Loans.

9.08.        Remedies.  The parties agree that any breach or threatened breach of this Article IX by a Receiving Party would cause not only financial harm, but irreparable harm to the Disclosing Party; that money damages will not provide an adequate remedy.  In the event of a breach or threatened breach of this Article IX by a Receiving Party, the Disclosing Party shall, in addition to any other rights and remedies it may have, be entitled to an injunction (without the necessity of posting any bond or surety) restraining the Receiving Party from disclosing or using, in whole or in part, any Customer Information (if it is the subject of the breach of this Agreement) or Proprietary Information except as necessary to perform its obligations under this Agreement.  This provision with respect to injunctive relief will not, however, diminish the non-breaching party’s right to seek other legal, contractual or equitable remedies, or to claim and recover damages.

X.            Termination

10.01.      Termination.  The parties’ obligations to consummate the transactions contemplated herein may be terminated on or at any time prior to the Purchase Date:

(a)                                  By the mutual written consent of Purchaser and Bank;

(b)                                 By Bank pursuant to notice to Purchaser in the event that the condition set forth in Section 3.01(b)(iii) shall have not been satisfied by Purchaser by October 16, 2009;

(c)                                  By either party, if Bank has been advised by the Office of Thrift Supervision that Bank will not receive approval of the transactions contemplated herein.

10.02.      Effect of Termination.  In the event of the termination of the parties’ obligations to effect the transactions contemplated herein, the terms of this Agreement shall forthwith become void and of no further force and effect except that (i) the parties’ respective obligations under Article VIII and Article IX shall survive such termination and (ii) no such termination shall relieve any party hereto from any liability for any knowing or intentional breach of such terms or lack of good faith.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

UNION FEDERAL SAVINGS BANK

By:	/s/ Rodney Whitwell
Rodney Whitwell
Chief Executive Officer

WELLS FARGO BANK, N.A.

By:	/s/ R. Kirk Bare
	Name:	R. Kirk Bare
	Title:	Senior Vice President, Head of
Education Financial Services

Schedule I

[Roster of 18,588 Loans with $228,274,627 in

aggregate Principal Balance plus accrued interest outstanding as of the Cut-off Date]

Schedule II

[Roster of 396 Loans with $5,557,157 in

aggregate Principal Balance plus accrued interest outstanding as of the Cut-off Date]

Schedule III

[Disclosure Schedule]

Annex A to Schedule III

[Roster of 172 Loans with $2,478,522 in

aggregate Principal Balance plus accrued interest outstanding as of the Cut-off Date]

Exhibit A-1

OFFICER’S CERTIFICATE OF PURCHASER

I,                                                               , the                                                                    of Wells Fargo Bank, N.A. a national association organized under the laws of the United States and having a principal office located at                              (“Purchaser”), hereby certify that:

                                                             is the                                                                          of said Purchaser and that,

                                                             is the                                                                          of said Purchaser and that,

                                                             is the                                                                            of said Purchaser and that,

                                                             is the                                                                            of said Purchaser and that said persons have been duly authorized pursuant to duly adopted resolution(s) of the Purchaser to execute that certain Loan Purchase and Sale Agreement (the “Agreement”) between Purchaser and UNION FEDERAL SAVINGS BANK (the “Bank”) dated October 13, 2009, and said officers are also authorized all as more fully provided in the attached resolution(s) to execute all other documents or certificates necessary or desirable to be delivered pursuant to the aforesaid Agreement, and Bank or its assignee may conclusively rely upon the authority of such officers to execute said Agreement and such documents or certificates until it shall receive a further certificate of a duly authorized officer of the Purchaser canceling or amending this certificate and certifying specimen signatures of the officers named in such further certificate.

I further certify that any except for such approvals already obtained, no other governmental approvals are necessary to permit the Purchaser to enter into or carry out the Agreement;

I further certify that the resolution(s) authorizing said officers to sign the aforementioned Agreement and other documents has not been amended or revoked and is still in full force and effect, and that no other corporate action by the Purchaser is necessary to the carrying out of said Agreement or the transactions contemplated thereby;

I further certify that there is attached hereto a resolution of the Purchaser authorizing me as an officer of the Purchaser to execute this certificate on behalf of the Purchaser;

I further certify that all representations, warranties and statements of Purchaser contained in the Agreement are true and correct, and not misleading in any material respect, on and as of the date of the Agreement and on and as of the Purchase Date (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty are true and correct, and not misleading in any material respect, only as of such specific date), and Purchaser has performed all obligations and complied with all covenants required hereunder to be performed by it at or prior to the Purchase Date; and

I further certify that the signatures set forth below of the persons listed above are the true, proper and genuine signatures of said persons and that they are officers of the Purchaser as shown by the titles listed below their names.

Name:
Title:

Name:
Title:

Name:
Title:

Name:
Title:

Executed by me as of this                                             day of October, 2009.

Name:
Title:

Exhibit A-2

OFFICER’S CERTIFICATE OF BANK

I, Rodney C. Whitwell, the Chief Executive Officer of UNION FEDERAL SAVINGS BANK, a federal savings bank organized under the laws of the United States and having a principal office located at 1565 Mineral Spring Avenue, North Providence, RI 02904 (“Bank”), hereby certify that:

Richard L. Shaw II is the President and Chief Financial Officer of said Bank and that,

Gregory M. Woods is the Secretary of said Bank and that,

said persons have been duly authorized pursuant to duly adopted resolutions of the Bank to execute that certain Loan Purchase and Sale Agreement (the “Agreement”) between Bank and Wells Fargo Bank, N.A.. (the “Purchaser”) dated October 13, 2009, and said officers are also authorized all as more fully provided in the attached resolutions to execute the Bill of Sale referred to in said Agreement and the Endorsement referred to in the Bill of Sale and all other documents or certificates necessary or desirable to be delivered pursuant to the aforesaid Agreement, and Purchaser or its assignee may conclusively rely upon the authority of such officers to execute said Agreement, said Bill of Sale, and such documents, endorsement and certificates until it shall receive a further certificate of a duly authorized officer of the Bank canceling or amending this certificate and certifying specimen signatures of the officers named in such further certificate.

I further certify that any necessary approval from the Office of Thrift Supervision has been obtained and except for such approval, no other governmental approvals are necessary to permit the Bank to enter into or carry out the Agreement or the Bill of Sale;

I further certify that the resolutions authorizing said officers to sign the aforementioned Agreement, endorsements, and other documents and certificates has not been amended or revoked and is still in full force and effect, and that no other corporate action by the Bank is necessary to the carrying out of said Agreement or Bill of Sale or the transactions contemplated thereby;

I further certify that there is attached hereto a resolution of the Bank authorizing me as an officer of the Bank to execute this certificate on behalf of the Bank;

I further certify that all representations, warranties and statements of Bank contained in the Agreement are true and correct, and not misleading in any material respect, on and as of the date of the Agreement and on and as of the Purchase Date (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty are true and correct, and not misleading in any material respect, only as of such specific date), and Bank has performed all obligations and complied with all covenants required hereunder to be performed by it at or prior to the Purchase Date; and

I further certify that the signatures set forth below of the persons listed above are the true, proper and genuine signatures of said persons and that they are officers of the Bank as shown by the titles listed below their names.

Richard L. Shaw II
President and Chief Financial Officer

Gregory M. Woods
Secretary

Executed by me as of this                                 day of October, 2009.

Rodney C. Whitwell
Chief Executive Officer

Exhibit B

BILL OF SALE

FOR VALUE RECEIVED, UNION FEDERAL SAVINGS BANK (the “Bank”), pursuant to the terms and conditions of that certain Loan Purchase and Sale Agreement dated October 13, 2009 (the “Agreement”) between the Bank and Wells Fargo Bank, N.A. (the “Purchaser”), does hereby grant, sell, assign, transfer and convey to the Purchaser and its successors and assigns, all right, title and interest of the Bank in and to the following: (1) Loans set forth in Schedule I and Schedule II attached to the Agreement, as supplemented by PHEAA’s Loan Sale Report available via PageCenter on the Purchase Date (the “Loans”), (2) all Credit Agreements and Loan Documents, together with rights and remedies of the Bank under all of the foregoing, including the right to enforce the same in the same manner and to the same extent as the Bank might do but for the execution and delivery of this instrument; (3) any claims against Servicer with respect to the servicing of the Loans prior to the Purchase Date and (4) all proceeds of the foregoing including, without limitation, all principal, interest and other payments made by the obligor(s) thereunder or with respect thereto, and all rights to receive such payments, but excluding any proceeds of the sale made hereby. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

The Bank represents and warrants that the Credit Agreements and Loan Documents evidencing all Loans have been duly endorsed to Purchaser by blanket endorsement, the form of which is attached hereto, which blanket endorsement shall signed in the Bank’s name by the manual or facsimile signature of a duly authorized person.

The Bank also represents and warrants that each of its representations and warranties set forth in the Agreement is true and correct, and not misleading in any material respect, on the date hereof (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty is true and correct, and not misleading in any material respect, only as of such specific date) and that the Bank has performed all obligations and complied with all covenants to be performed by it the covenants to be performed by it under the Agreement.

TO HAVE AND TO HOLD the same unto the Purchaser, its successors and assigns, forever. This Bill of Sale is made pursuant to and is subject to the terms and provisions of the Agreement, and is without recourse, except as provided in the Agreement.

IN WITNESS WHEREOF, the Bank has caused this Bill of Sale to be executed by one of its officers duly authorized to be effective as of the        day of October, 2009.

UNION FEDERAL SAVINGS BANK

By:
Rodney C. Whitwell
Chief Executive Officer

Exhibit B (Continued)

BLANKET ENDORSEMENT OF

CREDIT AGREEMENTS

Pursuant to the LOAN PURCHASE AND SALE AGREEMENT dated October     , 2009 (the “Agreement”) the undersigned (“Seller”), by execution of this instrument, hereby endorses all Credit Agreements purchased by WELLS FARGO BANK, NATIONAL ASSOCIATION, (the “Purchaser”) as described in the executed Bill of Sale.  This endorsement is in blank, unrestricted form.  Except as stated in the foregoing sentence, this endorsement is without recourse, except as provided under the terms of the Agreement.  All right, title, and interest of Seller in and to the Credit Agreements and Loan Documents in connection with the Loans are transferred and assigned to the Purchaser.  All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

This endorsement may be further manifested by attaching this instrument or a facsimile hereof to each or any of the Credit Agreements and related documentation acquired by the Purchaser from Seller, as the Purchaser may require or deem necessary.

Dated this        day of October, 2009.

UNION FEDERAL SAVINGS BANK

By:
Rodney C. Whitwell
Chief Executive Officer

Exhibit C

PERFORMANCE GUARANTEE

THIS PERFORMANCE GUARANTEE is given and delivered by The First Marblehead Corporation, a Delaware corporation (“Parent”) to Union Federal Savings Bank (“Bank”), relating to that certain Loan Purchase and Sale Agreement dated October  , 2009 (the “Agreement”), by and among Bank and Wells Fargo Bank, N.A. (“Purchaser”).

WITNESSETH

That in order to induce Purchaser to accept Bank as the contract party under the Agreement for the sale and purchases of Loans (as defined in the Agreement), it is hereby agreed as follows:

1.                                       Parent, for itself, its successors and assigns, hereby guarantees to Purchaser, its successors and assigns, the full and faithful performance by Bank and its successors and assigns, of each and every one of the terms, provisions, conditions, obligations, and agreements on the part of Bank to be made, carried out, performed or observed as provided in the Agreement;

2.                                       If, at any time, Bank defaults in the performance of any of the terms, provisions, conditions, obligations, and agreements or in any other matter or thing pertaining to the Agreement, that are to be made, carried out, performed, or observed by Bank, its successors or assigns, Parent will perform, or cause to be so performed, any such terms, provisions, conditions, obligations, and agreements contained in the Agreement;

3.                                       Parent covenants and agrees with Purchaser, its successors and assigns, that Purchaser and Bank, as the case may be, may:  (i) waive any of the terms, provisions, conditions, obligations and agreements of the Agreement; (ii) modify, amend, or change the Agreement; and (iii) grant extensions of time to Bank and their successors and assigns.  Such changes or extensions of time may be granted, such waiver and consents may be given, and such modifications and assignments may be made, without notice to or the consent of Parent and without affecting, changing, releasing, or in any way impairing the obligations of the Guarantee hereby given;

4.                                       Notwithstanding anything to the contrary herein, Parent shall be released from this Guarantee  without the necessity of any action of Purchaser, its successors or assigns, upon (i) any merger or consolidation of Bank into another entity as a result of which a majority of the capital stock of the Bank is converted into or exchanged for the right to receive cash, securities or other property or (ii) a sale of all or substantially all assets of the Bank, in either case after which transaction Bank is no longer a subsidiary of Parent.

IN WITNESS WHEREOF, Parent has executed this guarantee this      day of                         , 2009.

THE FIRST MARBLEHEAD CORPORATION

By:

Name:

Title:

C-1

Exhibit D

Instructions for Completing the ID Theft Affidavit

Before a determination can be made that the debts you list on the Fraudulent Account Statement were incurred as a result of an alleged identity theft, you must prove that you did not create the debt, open the account which was created using your name or receive a benefit or money as a result of the events described in this report.

Please complete the enclosed affidavit as soon as possible.  Delays on your part could slow the investigation.  Print clearly and be as accurate and complete as possible as incorrect or incomplete information may slow the process of investigating your claim.

The information in this affidavit will enable us to conduct a timely investigation of the alleged fraud and determine the validity of your claim.

The affidavit has two parts:

Part One (ID Theft Affidavit) is where you report general information about yourself and the theft.

Part Two (Fraudulent Account Statement) is where you describe the fraudulent account(s) opened in your name.

When you return the affidavit, attach copies (NOT originals) of any supporting documents.  Also, you must enclose a copy of your driver’s license and a police report detailing the circumstances surrounding the alleged identity theft.  Before submitting your affidavit, review the disputed account(s) with family members or friends who may have information about the account(s) or access to them.

When you have finished completing the affidavit, attach a copy of the Fraudulent Account Statement with your supporting documentation and mail them to the following address:

[Wells Fargo Bank, N.A.]

Within 15 days of receiving your Identity Theft Report, which includes the completed affidavit, all supporting documents, a copy of the Fraudulent Account Statement and a police report, we will review the report for completeness and cease credit reporting of the disputed account(s) pending further investigation of your claim. Remember to keep a copy of everything you submit.

Once all necessary documentation is received, you must submit to a verbal interview with one of our investigators. Upon completion of an interview, a decision will be made, in writing, within 30 days detailing the results of our investigation.

If you are unable to complete the affidavit, a legal guardian or someone with power of attorney may complete it for you. Except as noted, the information you provide will be used only by a party to the debt or applicable law enforcement agency involved in processing your affidavit, investigating the events you report, and helping to stop further fraud. If this affidavit is requested in a lawsuit, we may have to provide it to the requesting party. Completing this affidavit does not guarantee that the identity thief will be prosecuted or that the debt will be cleared.

ID Theft Affidavit

Victim Information

1) My full legal name is:
	(First)			(Middle)	(Last)	(Jr., Sr., III)

2) (If different from above) When the events described in this affidavit took place, I was known as:

(First)

(Middle)

(Last)

(Jr., Sr., III)

3) My date of birth is				(Month/Day/Year)

4) My Social Security number is

5) My driver’s license or identification card state and number are

6) My current address is

City	State			Zip Code

7) I have lived at this address since					(month/year)

8) (If different from above) When the events described in this affidavit took place, my address was

City	State			Zip Code

9) I lived at the address in Item 8 from				until		(month/year)

10) My daytime telephone number is		(	)

11) My evening telephone number is		(	)

12) Name of bank(s) where you hold an account at the time the fraud occurred

13) Hand in which you write: ☐Right ☐Left

How the Fraud Occurred

Check all that apply for items 14-20:

14) ☐ I did not authorize anyone to use my name or personal information to seek the money, credit or loans described in this report.

15) ☐ I did not sign any applications, loan note, credit agreement or loan check in connection with the fraudulent loan(s).

16) ☐ I did not receive any benefit, money as a result of the events described in this report.

17) ☐ My identification documents (for example, credit cards; birth certificate; driver’s license; Social Security card; etc.) were

☐ stolen ☐ lost on or about                         (day/month/year)

18) ☐ To the best of my knowledge and belief, the following person(s) used my information (for example, my name, address, date of birth, existing account numbers, Social Security number, mother’s maiden name, etc.) or identification documents to get money, credit, or loans without my knowledge or authorization:

Name:

Address:

Phone number(s):

19) ☐ I do NOT know who used my information or identification documents to get money, credit, or loans without my knowledge or authorization.

20) ☐ Additional comments: (For example, detailed description of the fraud, which documents or information was used or how the identity thief gained access to your information.)

(Attach Additional Pages As Necessary)

Victim’s Law Enforcement Actions

A police report is required in order for us to conduct a timely investigation into your claim of Identity Theft.

21) (check one) I ☐ am ☐ am not willing to assist in the prosecution of the person(s)who committed this fraud.

22) (check one)I ☐ am ☐ am not authorizing the release of this information to law enforcement for the purpose of assisting them in the investigation and prosecution of the person(s) who committed this fraud.

23) (check one)I ☐ am ☐ am not requesting copies of the Application/Credit Agreement

24) (check one)I ☐ am ☐ am not requesting copies of the disbursement check.

25) (check one)I ☐ am ☐ am not requesting a copies of additional documentation.

Please specify:

Documentation Checklist

You must include the following supporting documentation.  Attach copies (NOT originals) to the affidavit before sending.

26) ☐ A copy of a valid government-issued photo-identification card (for example, your driver’s license, state-issued ID card or your passport).

27) ☐ A copy of the report you filed with the police or sheriff’s department*

Law enforcement agency name:

Law enforcement contact name:

Address, telephone and fax:

28) ☐ Five Notarized Signatures.

29) ☐ Five Supplemental examples of signatures.  Two of the submitted signatures must be within one year of the alleged invalid signature. Examples of acceptable documents are a driver’s license, cancelled check, or social security card.

30) ☐  Is the victim completing the affidavit? If not, who is?

(Please provide supporting documentation if you are not the victim)

*Failure to enclose a copy of a police report will result in us taking no further action on your claim of Identity Theft.

Signature

I certify that, to the best of my knowledge and belief, all the information on and attached to this affidavit is true, correct, and complete and made in good faith. I also understand that this affidavit or the information it contains may be made available to federal, state, and/or local law enforcement agencies for such action within their jurisdiction as they deem appropriate. I understand that knowingly making any false or fraudulent statement or representation to the government may constitute a violation of 18 U.S.C. §1001 or other federal, state, or local criminal statutes, and may result in imposition of a fine or imprisonment or both.

(Signature)	(Date Signed)

Notary Section

The individual listed above personally appeared before me, the subscriber, a Notary Public in and for State of                              and County of                       .  Being duly sworn by me according to law, did dispose and say that the document, copy attached hereto, and that the purported signature in (his) (her) name is not (his) (her) handwriting and was not made by (him) (her) and was not done with (his) (her) consent.

Sworn to and subscribed before me

this	day of	, 20	,
(Seal)

My commission expires

(Notary Public)

Fraudulent Account Statement

Do you have any education loans that you are aware of?

If so, please provide the following information:

Servicer:

Lender:

Date Disbursed:

Amount of Loan:

Servicer:

Lender:

Date Disbursed:

Amount of Loan:

Servicer:

Lender:

Date Disbursed:

Amount of Loan:

If your personal information was used to apply for credit with other financial institutions and/or companies, please provide the following information:

Name of Institution:

Name of Investigator:

Telephone Number:

Name of Institution:

Name of Investigator:

Telephone Number:

Name of Institution:

Name of Investigator:

Telephone Number:

Name of Institution:

Name of Investigator:

Telephone Number:

Claimant’s Notarized Signatures

In the presence of a Notary Public, claimant must sign his/her signature a total of five times in the space provided below and attach with affidavit.

1)

2)

3)

4)

5)

Notary Section

The individual listed above personally appeared before me, the subscriber, a Notary Public in and for State of                      and County of                                ..

Sworn to and subscribed before me

this	day of	, 20	,
(Seal)

My commission expires

(Notary Public)